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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Bemis Company, Inc., which is incorporated by reference in Bemis Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 23, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 24, 2001

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS